CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our reports dated February 16, 1999 on the Merrimac Cash Portfolio and the Merrimac Treasury Portfolio of the Merrimac Master Portfolio and the Merrimac Cash Series, Merrimac Treasury Series, and Merrimac Short-Term Asset Reserve Series of the Merrimac Series included in Post-Effective Amendment Number 2 to the Registration Statement (Form N-1A No. 811-08741) of the Merrimac Series.

                                        ERNST & YOUNG LLP


Boston, Massachusetts
February 25, 1999